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                              FORM OF
                        PLEDGE AGREEMENT
                     (ARGOSY GAMING COMPANY)

          THIS PLEDGE AGREEMENT, dated as of June 5, 1996 (herein, as amended, restated, supplemented or otherwise modified from time to time, called this "Pledge Agreement") is by ARGOSY GAMING COMPANY, a Delaware corporation (herein called the "Pledgor"), to and in favor of FIRST NATIONAL BANK OF COMMERCE, as trustee (herein, together with its successors in such capacity, called the "Trustee" or the "Pledgee") for the holders of those certain Notes (as hereinafter defined).

                       W I T N E S S E T H

          WHEREAS, the Pledgor, the Pledgee and the Guarantors (as defined in the Indenture) have entered into that certain Indenture dated June 5, 1996 (herein, as amended, restated, supplemented or otherwise modified from time to time, called the "Indenture"), pursuant to which, among other things, the Pledgor shall issue its 13 1/4% First Mortgage Notes due 2004 (herein called the "Original Notes");

          WHEREAS, pursuant to a Registration Rights Agreement between the Pledgor, the Guarantors and Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, BA Securities, Inc. and Deutsche Morgan Grenfell/C. J. Lawrence Inc. (herein, collectively, called the "Initial Purchasers"), the Pledgor and the Guarantors will file a registration statement with respect to an offer to exchange the Original Notes for a new series of 13 1/4% First Mortgage Notes due 2004 registered under the Securities Act of 1933, as amended, with terms substantially identical to those of the Original Notes (herein called the "Series B Notes" and, together with the Original Notes, called the "Notes");

          WHEREAS, the Pledgor will derive substantial direct and indirect benefit from the issuance of the Notes;

          WHEREAS, pursuant to the Indenture, the Pledgee shall act as the trustee for the holders of the Original Notes and the holders of the Series B Notes (herein, collectively, called the "Noteholders");

          WHEREAS, Pledgor is (i) the owner of the shares of stock described in Schedule A hereto issued by the entities listed therein (herein called the "Pledged Stock"), (ii) the holder of those certain promissory notes described in SCHEDULE B hereto and payable by the obligors named therein (herein called the "Pledged Debt") and (iii) the holder of the partnership interests described in SCHEDULE C hereto issued by the partnerships or joint venturers named therein (herein called the "Pledged Partnership Interests");

          WHEREAS, to secure the repayment of the Notes and any and all other Secured Obligations (as defined in Section 1 hereof) of the Pledgor, the Pledgor has agreed to grant to the

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Pledgee for the ratable benefit of the Noteholders a security interest in and to the Pledged Collateral (as defined in Section 2 hereof) upon the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, it is a condition precedent to the purchase of the Original Notes by the Initial Purchasers from the Pledgor that the Pledgor shall have executed and delivered this Pledge Agreement to the Pledgee for the ratable benefit of the Noteholders;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. DEFINITIONS. Terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture. Each term defined in the first paragraph and the Recitals shall have the meaning set forth above whenever used herein, unless otherwise expressly provided or unless the context clearly requires otherwise.

          In addition to the terms defined in the first paragraph and the Recitals, whenever used herein the following terms shall have the meanings set forth below, unless otherwise expressly provided or unless the context clearly requires otherwise:

          "Applicable Gaming Regulations" shall mean, at any particular time, federal and state gaming and gambling statutes, laws, rules and regulations applicable to the Pledgor or its Subsidiaries (as defined in the Indenture).

          "Division" shall have the meaning assigned thereto in Section 8(c) below.

          "Event of Default" shall mean when any of the following events shall have occurred:

          (i) the occurrence of an "Event of Default" as defined in the Indenture; or

          (ii) failure in the due observance or performance by the Pledgor of any of the covenants and conditions in this Pledge Agreement required to be observed and performed by Pledgor and continuance of such failure for thirty (30) days after the Pledgor becomes aware or should have become aware of such failure.

          "Pledged Collateral" shall have the meaning assigned thereto in
Section 2 below.

          "Secured Obligations" shall mean all obligations of the Pledgor to repay the Notes and any and all other obligations of the Pledgor to the Pledgee under the Indenture, this Pledge Agreement and the other Security Documents (as that term is defined in the Indenture). Without limiting the foregoing, the Secured Obligations shall include (i) the payment of the principal of and premium and Liquidated Damages (as that term is defined in the Indenture), if any, and interest on the Notes, (ii) the payment of all other indebtedness of the Pledgor in respect of the Notes and the


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Indenture and (iii) the due performance of and compliance by the Pledgor with all the terms of and all the obligations to the Pledgee under the Notes and the Indenture.

          "Securities Act" shall have the meaning assigned thereto in Section 8(a)(3) below.

          Section 2. Pledge. As security for the timely payment and performance in full of the Secured Obligations, the Pledgor hereby hypothecates, pledges, sets over and delivers unto the Pledgee, and grants to the Pledgee (for the ratable benefit of the Noteholders) a security interest in and to all of the Pledgor's right, title and interest in and to, the following (herein, collectively, called the "Pledged Collateral"):

          (i) the Pledged Stock, the Pledged Partnership Interests and the certificates representing or evidencing all such shares and interests;

          (ii) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the Pledged Stock or the Pledged Partnership Interests;

          (iii) the Pledged Debt and other instruments evidencing the Pledged Debt;

          (iv) all payments of principal or interest, cash, instruments and other property from time to time received, receivable and otherwise distributed in respect of or in exchange for any and all of the Pledged Debt;

          (v) all rights and privileges and all securities entitlements of the Pledgor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above;

          (vi) all additional shares of stock of the Guarantors from time to time acquired by the Pledgor in any manner and the certificates representing such additional shares and interests and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for such shares and interests;

          (vii) all additional indebtedness from time to time owed to the Pledgor by any obligor of the Pledged Debt and the instruments evidencing such indebtedness and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of such indebtedness; and

          (viii) all proceeds of any of the foregoing.

          Section 3. SECURITY FOR SECURED OBLIGATIONS. The Pledgor grants the aforementioned security interest in the Pledged Collateral to and in favor of the Pledgee to secure the full and faithful payment and performance by the Pledgor of the Secured Obligations.


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          Section 4.  DELIVERY OF THE COLLATERAL.  The Pledgor shall deliver to the Pledgee, (A) any stock certificates, partnership certificates, notes or other securities or instruments now or hereafter included in the Pledged Collateral duly indorsed to the Pledgee in blank or accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Pledgee together with such other instruments and documents as the Pledgee may reasonably request, (B) debt instruments, if any, including all notes payable to the Pledgor from any one or all of the Guarantors, now and hereinafter included in the Pledged Collateral duly endorsed to the Pledgee in blank; and (C) all other property comprising part of the Pledged Collateral accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as may be necessary in order to perfect and/or maintain the security interest granted hereunder in and to the Pledged Collateral. Each delivery of such Pledged Collateral shall be accompanied by a schedule describing the securities and/or indebtedness theretofore and then being pledged hereunder, which schedule shall be attached hereto and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

          Section 5. REPRESENTATIONS AND WARRANTIES. As further security for the full and faithful performance of the Secured Obligations, the Pledgor hereby represents, warrants and covenants to the Pledgee that:

          (a) the Pledged Stock includes all of the outstanding capital stock of the Guarantors owned by the Pledgor and the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

          (b) the Pledged Partnership Interests include all of the outstanding partnership interests in Guarantors owned by the Pledgor and the Pledged Partnership Interests have been duly authorized and validly issued, and all payments required to be made by any holder of such partnership interests in respect of such interests have been made;

          (c) the Pledged Debt has been duly authorized, authenticated or issued and delivered and is the legal, valid and binding obligations of the payors thereof;

          (d)  except for the security interest granted hereunder, the Pledgor

               (i) is and will at all times continue to be the direct owner, legally, beneficially and of record, of the Pledged Stock, the Pledged Partnership Interests and the Pledged Debt;

               (ii) holds the same free and clear of all liens, security interests, options or other charges or encumbrances;

               (iii) will make no assignment, pledge, hypothecation or transfer of, or create any security interest in or otherwise encumber, the Pledged Collateral;

               (iv) will cause all securities within the Pledged Collateral to be certificated securities; PROVIDED, HOWEVER, the Pledgee acknowledges that the Pledged


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          Partnership Interests shall not be deemed securities for the purposes of this Pledge Agreement; and

               (v) will cause any and all certificates, instruments or other documents representing or evidencing Pledged Collateral to be forthwith deposited with the Pledgee and pledged or assigned thereunder;

          (e) by virtue of the execution and delivery by Pledgor of this Pledge Agreement, when the Pledged Stock and the Pledged Debt are delivered to the Pledgee in accordance with this Pledge Agreement, and upon the filing of UCC financing statements in the appropriate filing offices with respect to the Pledged Partnership Interests, which office is the office of the Illinois Secretary of State, and with respect to dividends payable in respect to the Pledged Stock, the Pledgee will obtain a valid, legal and perfected first priority security interest in the Pledged Collateral as security for the repayment of the Secured Obligations free and clear of all liens (other than Permitted Liens);

          (f) the Pledgor will cause the Guarantors not to issue any stock or other equity securities unless such securities are issued in accordance with the terms of the Indenture and the Pledgor's pro rata share of such securities is concurrently pledged and delivered to the Pledgee hereunder (except as otherwise not required under the Indenture);

          (g) the Pledgor will at any time or times hereafter execute such financing statements, continuation statements or other instruments of assurance as Pledgee may reasonably request to establish, maintain and/or perfect the Pledgee's security interest in the Pledged Collateral;

          (h) this Pledge Agreement is the legal, valid and binding commitment of the Pledgor according to its terms, except as such enforcement may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally;

          (i) the pledge effected hereby is effective to vest in the Pledgee, for the benefit of the Pledgee and the Noteholders, the rights of the Pledgee in the Pledged Collateral as set forth herein;

          (j) there are no conditions precedent to the effectiveness of this Pledge Agreement which have not been satisfied or waived;

          (k) the Pledgor's chief executive office and place of business is located at Alton, Illinois, and its records concerning the Pledged Collateral are kept at said office;

          (l) the Pledgor will furnish to the Pledgee, as soon as possible and in any event within thirty (30) days prior to the occurrence from time to time of any change in the address of the Pledgor's chief executive office or in the name of the Pledgor, notice in writing of such changes; and

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          (m)  none of the Pledged Stock constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.

     The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Pledged Collateral and the proceeds thereof against the claims and demands of all persons whomsoever, and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Pledged Collateral hereunder and will likewise defend the Pledgee's right thereto and security interest therein.

          Section 6. REGISTRATION IN NOMINEE NAME; DENOMINATIONS. Subject to Applicable Gaming Regulations:

          (a) The Pledgee, on behalf of the Noteholders, shall have the right (in its sole and absolute discretion) to hold the Pledged Stock in its own name, the name of its nominee or the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee;

          (b) the Pledgor will promptly give to the Pledgee copies of any notices or other communications received by it specifically with respect to Pledged Stock registered in the name of the Pledgor;

          (c) the Pledgee shall at all times have the right to exchange the certificates representing Pledged Stock for certificates of smaller or larger denominations for any purposes consistent with this Pledge Agreement; and

          (d)  the Pledgee may, at the direction of the holders of at least
     50% of the aggregate principal amount of the Notes then outstanding, at any time an Event of Default has occurred and is continuing, whether before or after any revocation of such power and authority, notify any parties obligated on any of the Non-Tangible Collateral (as defined in that certain Security Agreement dated as of the date hereof between the Pledgor and the Pledgee) to make payment to the Pledgee of any, amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Pledgee at any time an Event of Default has occurred and is continuing, the Pledgor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Pledgee of any amounts due or to become due thereunder.

          Section 7.  VOTING RIGHTS; DIVIDENDS AND INTEREST; ETC.
     Notwithstanding any other provision hereof (including without limitation subsection (v) of Section 2 hereof) and subject to compliance with Applicable Gaming Regulations:

          (a) unless and until an Event of Default shall have occurred and be continuing:


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               (i)   the Pledgor shall be entitled to exercise or refrain
     from exercising any and all voting rights and other consensual rights accruing to it as the owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Pledge Agreement and the Indenture; provided, however, that the exercise or refrain from exercising of rights could not reasonably be expected, in the best judgment of the Pledgor, to have a material adverse effect on the value of the Pledged Collateral or to adversely affect the rights and remedies of the Pledgee or the Noteholders under this Pledge Agreement or the Indenture or the ability of the Pledgee or the Noteholders to exercise the same;

               (ii) the Pledgee shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting rights which it is entitled to exercise or refrain from exercising pursuant to subparagraph (i) above; and

               (iii) the Pledgor shall be entitled to receive and retain any and all cash principal, interest, dividends and other income payable on or with respect to or in accordance with the Pledged
     Collateral to the extent and only to the extent that such dividends and interest payments are permitted by, and otherwise paid in accordance with, the terms and conditions of the Indenture and applicable laws; PROVIDED, that any and all other dividends and distributions and interest made on or in respect of the Pledged Collateral, whether paid or payable in cash, securities or other property and, whether resulting from a subdivision, combination or reclassification, or received in exchange for the Pledged Collateral or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the issuer thereof may be a party or otherwise, shall be applied by Pledgor in accordance with the terms of the Indenture.

          (b)  (i)   Upon the occurrence and during the continuance of an
     Event of Default, or any event which, with giving of notice or lapse of time, or both, would become an Event of Default, all rights of the Pledgor to dividends and interest which the Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 7 shall cease, and all such rights shall thereupon become vested in the Pledgee, who shall have the sole and exclusive right and authority to receive and retain as Pledged Collateral such dividends and interest payments;

               (ii) All dividends, distributions and interest payments which are received by the Pledgor contrary to the provisions of this Section 7(b) shall be received in trust for the benefit of the Pledgee and the Noteholders, shall be segregated from other property or funds of the Pledgor and shall be immediately delivered to the Pledgee in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this subdivision (ii) of paragraph 7(b) shall be deposited by the Pledgee in an account to be established by the


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     Pledgee for the benefit of the Pledgee and the Noteholders upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 9 hereof.

          (c) Upon the occurrence and during the continuance of an Event of Default, or any event which, with giving of notice or lapse of time, or both, would become an Event of Default, all rights of the Pledgor to exercise or refrain from exercising the voting rights which it is entitled to exercise or refrain from exercising pursuant to paragraph (a)
     (i)of this Section 7 shall, upon notice to the Pledgee, cease, and all such rights shall thereupon become vested in the Pledgee, which shall have the sole and exclusive right (but not the obligation) and authority to exercise such voting rights. The Pledgor shall execute and deliver to the Pledgee all such proxies, powers of attorney, and other instruments as the Pledgee shall request for the purpose of enabling the Pledgee to exercise or refrain from exercising the voting rights which it is entitled to exercise or refrain from exercising pursuant to this Section 7(c) during the continuance of such Event of Default.

          Section 8. REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, whether or not all of the Secured Obligations shall have become due and payable, subject to compliance with Applicable Gaming Regulations:

          (a)  the Pledgee shall have the following remedies:

               (i) subject to the notice requirements and other relevant provisions of the Notes and the Indenture, the Pledgee may, at its option, declare all or any part of the Secured Obligations immediately due and payable and may exercise all of its rights and remedies under the Indenture, the Notes and the Security Documents (as that term is defined in the Indenture);

               (ii) the Pledgee may, at its option and in the name of the Pledgor or otherwise, collect and dispose of all or any part of the Pledged Collateral at a public or private sale without demand of performance, advertisement or notice (all of which are hereby waived by Pledgor) for such prices and on such terms as the Pledgee may reasonably determine and the Pledgee or anyone else may be the purchaser, lessee, assignee or recipient or any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and, to the extent provided by law, thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released; PROVIDED that at least 10 days' notice of the time and place of any such sale shall be given to Pledgor, and the Pledgee is authorized to apply all proceeds from the disposition of the Pledged Collateral in accordance with the terms of the Indenture;

               (iii) the Pledgor recognizes that by reason of certain prohibitions contained in the Securities Act of 1933 (as amended from time to time, the "Securities Act"), and applicable state securities law, the Pledgee may be compelled,


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          with respect to any sale of all or any part of the
          Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the Guarantors to register any such Pledged Collateral for public sale;

               (iv) the Pledgee shall have the right to require all distributions and other amounts payable with respect to the Pledged Collateral to be applied in accordance with the terms of the Indenture;

               (v) at Pledgee's request, the Pledgor shall cooperate with the Pledgee and do all things necessary to enable the Pledgee to sell any and all of the Pledged Collateral, in compliance with all applicable securities and other laws and regulations; and

               (vi) the Pledgee may exercise or enforce any and all rights or remedies available to the Pledgee by law or agreement against the Pledgor.

          (b) The Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Pledgee desires and exercises its right to sell any of the Pledged Collateral pursuant to this Section 8, the Pledgor shall, at any time and from time to time, upon the written request of the Pledgee:

               (i) take (or use its best efforts to cause to be taken) such action to prepare, distribute and/or file such documents, as are required or advisable in the opinion of counsel for the Trustee to register the Pledged Stock under the Securities Act of 1933 (as amended from time to time, the "Securities Act") to permit the public sale of such Pledged Collateral, including, but not limited to, a public offering and sale of the Pledged Stock pursuant to any applicable federal and state securities laws and regulations, and to cause the registration statement to remain effective for such period as prospectuses are required by law to remain effective, or in the alternative, to effect a sale of such Pledged Collateral in accordance with an exemption under the Securities Act;

               (ii) indemnify, defend and hold harmless the Pledgee and any financial advisor or underwriter from and against any and all loss, liability, expenses, costs, fees and disbursements of counsel (including, without limitation, a reasonable estimate of the cost of the Pledgee of legal counsel), and any and all claims (including the costs of investigation) which they may incur insofar as such loss,


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          liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any respect thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgor or the issuer of such Pledged Securities by the Pledgee or the underwriter expressly for use therein; and

               (iii) the Pledgor further agrees to use its best efforts to qualify, file or register, or cause the issuer of any Pledged
          Stock to qualify, file or register, any of the Pledged Stock under applicable state securities laws and regulations as the Pledgee may specify and to keep effective, or cause to be kept effective, all such qualifications, filings or registrations.

     The Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the foregoing provisions and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements with respect to the foregoing may be specifically enforced.

          (c) The Pledgee acknowledges that any sale, transfer or disposition of the Pledged Collateral may be subject to compliance with Applicable Gaming Regulations which may require prior consent or approval by applicable state gaming commissions to such sale, transfer or disposition. Without limiting the foregoing, the Pledgee acknowledges that any foreclosure, possession, sale, transfer or disposition of the Pledged Stock is subject to compliance with Applicable Gaming
     Regulations which may be proscriptive or require prior consent or approval by applicable state gaming commissions, including without limitation the Missouri Gaming Commission, to such foreclosure, possession, sale, transfer or disposition. The Pledgee hereby acknowledges that Missouri law does not presently allow any pledge, hypothecation or transfers of gaming licenses (or any interest therein) issued under the Missouri Riverboat Gambling Act or any security interest attached to any such license. The Pledgee hereby further acknowledges that Missouri law does not presently permit the Pledgee to foreclose upon, possess, sell, transfer or dispose of certain gaming equipment and machinery without the Pledgee being licensed by the Missouri Gaming Commission or, in the alternative, the creation of a different mechanism that is in compliance with Missouri laws and is acceptable to the Missouri Gaming Commission (which mechanism could include, subject to the Missouri Gaming Commission's approval, the sale, transfer or disposition of such gaming equipment and machinery in question to an entity licensed by the Missouri Gaming Commission). Further, without limiting any of the foregoing, the Pledgee further acknowledges and agrees to the requirement of the Riverboat
     Gaming Enforcement Division, Office of State Police, Department of Public Safety and Corrections, State of Louisiana (the "Division"), that, within five (5) days of the commencement of the exercise of any remedy(ies) set forth in this Pledge Agreement in favor of the Pledgee or the Noteholders with respect to Argosy of Louisiana, Inc., Catfish
     Queen Partnership in Commendam or Jazz Enterprises, Inc., the Pledgee shall notify the


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     Division, in writing, of the date, nature and scope of the exercise of such remedy(ies) and further acknowledges that the exercise of such remedy(ies) and any transfer or proposed transfer of any ownership interest or economic interest resulting therefrom or related thereto shall require compliance with any applicable provisions of Title 4, Section 528 of the Louisiana Revised Statutes and all regulations promulgated pursuant thereto. Further, without limiting any of the foregoing, the Pledgee further acknowledges and agrees that, notwithstanding any other provision of this Pledge Agreement to the contrary, (i) nothing in this Pledge Agreement shall effect any transfer of any "ownership interest" (within the meaning of 68 Indiana Administrative Code 5) in Indiana Gaming Company, L.P. ("Indiana L.P.") or effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of any money against, the certificate of suitability of Indiana L.P., or any owner's license subsequently issued to Indiana L.P., (ii) no person, other than The Indiana Gaming Company or the other current owners of Indiana L.P., shall have any "ownership interest" in Indiana L.P., and (iii) no person may exercise any rights or remedies granted in this Pledge Agreement against Indiana L.P., unless and until such exercise (a) is approved by the Indiana Gaming Commission and (b) complies with all Indiana laws and regulations, including 68 Indiana Administrative Code 5. In addition, the exercise of Pledgee's rights hereunder is expressly subject to the terms of that certain Second Amended and Restated Agreement of Limited Partnership of Indiana Gaming Company, L.P. dated February 21,1996 (including without limitation Section 14.2(e) thereof).

          Section 9. APPLICATION OF PROCEEDS OF SALE. The proceeds of any sale of Pledged Collateral pursuant to Section 8 hereof, as well as any Pledged Collateral consisting of cash, shall be applied by the Pledgee in the order and to the items provided for and as set forth in the Indenture.

          Section 10. REIMBURSEMENT OF PLEDGEE. The Pledgor hereby agrees to reimburse the Pledgee and the Noteholders, on demand, for all expenses incurred by the Pledgee in connection with the administration and enforcement of this Pledge Agreement and agrees to indemnify the Pledgee and hold the Pledgee and the Noteholders harmless from and against any and all liability incurred by the Pledgee hereunder or in connection herewith, unless such liability shall have been determined by a final, non-appealable order of a court of competent jurisdiction to have resulted solely from willful misconduct or gross negligence on the part of the Pledgee or the Noteholders.

          Section 11. PLEDGEE APPOINTED ATTORNEY-IN-FACT. Except as otherwise provided herein, the Pledgor hereby appoints the Pledgee the attorney-in-fact of the Pledgor, from time to time after the occurrence and during the continuance of an Event of Default, for the purposes of carrying out the provisions of this Pledge Agreement or taking any action or executing any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Pledgee shall have the right, upon the occurrence and during the continuance of an Event of Default, subject to compliance with Applicable Gaming Regulations, with full power of substitution either in the Pledgee's name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under or by virtue of any Pledged Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor constituting Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; PROVIDED, HOWEVER, that nothing herein contained shall be construed as requiring or obligating the Pledgee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Pledgee, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken by the Pledgee or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Pledgee.

          Section 11.1 PLEDGEE MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 11.2 below.

          Section 11.2 EXPENSES. The Pledgor will upon demand pay to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Pledgee may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Pledged Collateral,
(iii) the exercise or enforcement of any of the rights of the Pledgee or the Noteholders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          Section 12. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Pledge Agreement all items of the collateral at any time received by it under this Pledge Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Pledged Collateral and with respect to the disposition thereof, and otherwise under this Pledge Agreement, are only those expressly set forth in this Pledge Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein.

          Section 13. NO WAIVER. No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Pledgee preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
 All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Pledgee shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such party.

          Section 14. PLEDGOR'S SECURED OBLIGATIONS ABSOLUTE, ETC.. The obligations of the Pledgor under this Pledge Agreement shall, subject to compliance with Applicable Gaming Regulations, be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstances or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Indenture, the Notes or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Pledge Agreement, the Indenture, or the Notes or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Pledge Agreement, the Indenture or the Notes; (c) any furnishing of any additional security to the Pledgee or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Pledgee; (d) any invalidity, irregularity or unenforceability of all or part of the Secured Obligations or of any security therefor; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any subsidiary of the Pledgor, or any action taken with respect to this Pledge Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing or (f) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Pledge Agreement.

          Section 15. TERMINATION. This Pledge Agreement shall terminate when all of the Secured Obligations, whether or not contingent, have been fully and indefeasibly paid and satisfied. In addition, the Pledged Collateral may be released as provided in the Indenture (including without limitation Articles IV and IX thereof). Upon such termination or release, the Pledgee shall reassign and deliver to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt therefor, such of the Pledged Collateral (if any) as shall not have been sold or otherwise applied by the Pledgee pursuant to the terms hereof and shall still be held by the Pledgee hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse to or warranty by the Pledgee and at the expense of the Pledgor.

          Section 16. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed to the last known address of the respective party.

          Section 17. FURTHER ASSURANCES. The Pledgor agrees that at any time from time to time, at the expense of the Pledgor, the Pledgor will do such further acts and things, and execute and deliver such additional conveyances, assignments, agreements and instruments, as the Pledgee may at any time request in connection with the administration and enforcement of this Pledge Agreement, with respect to the Pledged Collateral or any part thereof or in order to better assure and confirm unto the Pledgee its rights and remedies hereunder.

          Section 18. BINDING AGREEMENT; ASSIGNMENTS. The Pledge Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, the Noteholders and their respective successors and assigns, except that without the written consent of the Pledgee the Pledgor shall not be permitted, either expressly or by operation of law, to assign this Pledge Agreement or any interest herein or in the Pledged Collateral or any part thereof, or, except as otherwise permitted by the terms of this Pledge Agreement, otherwise transfer, pledge, encumber or grant any option with respect to the Pledged Collateral or any part thereof.

          Section 19. SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants and agreements made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with this Pledge Agreement shall be considered to have been relied upon by the Pledgee and the Noteholders and shall survive the issuance by the Pledgor of the Notes and shall continue in full force and effect as long as any of the Secured Obligations, whether or not contingent, have not been fully and indefeasibly paid and satisfied.

     (b) In the event any one or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          Section 20. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED
WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF
CONFLICTS OF LAWS.

          Section 21. HEADINGS. Section headings used herein are for convenience only, and are not to affect the construction of, or be taken into consideration in interpreting, this Pledge Agreement.

          Section 22. COUNTERPARTS. This Pledge Agreement may be executed in any number of copies or counterparts, all of which taken together shall constitute one agreement, and any of the parties may execute this Pledge Agreement by signing any such copy or counterpart.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement, or caused this Pledge Agreement to be duly executed, as of the day and year first above written.

                              ARGOSY GAMING COMPANY,
                              a Delaware corporation


                              By:
                                 --------------------------------
                              Name:     Joseph G. Uram

                              Title: Executive Vice President, Treasurer and Chief Financial Officer



                              FIRST NATIONAL BANK OF COMMERCE,
                              as Trustee


                              By:
                                 --------------------------------
                              Name:     Denis L. Milliner

                              Title:    Vice President and Trust Officer